Exhibit 31.1

CERTIFICATIONS

I, Isaac Perlmutter, certify that:

1.	I have reviewed this amended quarterly report on Form 10-Q/A of Marvel Entertainment, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 25, 2009

/s/ Isaac Perlmutter
Isaac Perlmutter Chief Executive Officer